UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2017

MARIMED INC.
(Exact name of registrant as specified in its charter)

Delaware	0-54433	27-4672745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Ossipee Road, Newton, Massachusetts	02464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 795-5140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) In recognition of the registrant being singly focused on the business of MariMed Advisors, Inc., its wholly owned subsidiary, it was determined that it is in the best interest of the registrant that the leadership of the MariMed Advisors be the new leadership of the registrant. Accordingly, on July 20, 2017, Thom Kidrin agreed to relinquish his positions as president and chief executive officer of the registrant. Similarly, on July 20, 2017, Chris Ryan, the registrant’s chief financial officer, was removed from office.

(c) On July 20, 2017, Robert Fireman was appointed as the chief executive officer and president of the registrant. Robert Fireman, age 68, has been a director since our formation, and is a seasoned executive in the building of technology and consumer driven companies. Mr. Fireman was a founder and Director of Consumer Card Marketing, Inc., a pioneer in the development of retail loyalty marketing programs for the supermarket and drug store industries. This company was sold to News America Marketing, a division of News Corp. They changed the name to SmartSource, Direct and Mr. Fireman became its first General Manager. Mr. Fireman has been a practicing attorney for over 30 years. Mr. Fireman is the CEO of our wholly-owned subsidiary, MariMed Advisors Inc., a director of Worlds Inc. and a former part owner of Sigal Consulting, the remaining 49% of which was acquired by the registrant in May 2017 whereby Mr. Fireman received 11,737,500 of the registrant’s shares.

On July 20, 2017, Jon Levine was appointed as the chief financial officer, treasurer, and secretary of the registrant. Jon Levine, age 52, has over 9 years of experience in the cannabis industry. He brings over 18 years in Commercial Real Estate development, management and financial services. Jon was a partner at Equity Industrial Partners a national commercial real estate management group. He also has past experience in the banking at USTrust Bank as an Asset Based Lender and in the leasing industry with AT&T Financial Services and New Court Financial as a senior credit officer Mr. Levine has served as the CFO of our wholly-owned subsidiary, MariMed Advisors Inc., and in that capacity has been responsible for the management and reporting of most of the company’s revenue and financial transactions. Mr. Levine is a former part owner of Sigal Consulting, the remaining 49% of which was acquired by the registrant in May 2017 whereby Mr. Levine directly received 14,807,500 of the registrant’s shares.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIMED INC.

Dated: July 26, 2017
By: /s/ ROBERT FIREMAN Robert Fireman, CEO

(3)